UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported)

September 6, 2012

SINOHUB, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-52746	87-0438200
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6/F, Building 51, Road 5, Qiongyu Road, Technology Park Nanshan District Shenzhen, China	518057
(Address of Principal Executive Offices)	(Zip Code)

86 755 26612106
Registrant's Telephone Number, Including Area Code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01. Changes in Registrant’s Certifying Accountant

On August 31, 2012, Baker Tilly Hong Kong Limited (“BTHK”) verbally informed SinoHub, Inc. (the “Registrant”), a Delaware corporation, that it would cease its provision of audit services to the Registrant with immediate effect.  BTHK formally resigned as the registered independent public accountant of the Registrant by letter to the Audit Committee of the Registrant dated September 6, 2012.  In its letter of resignation, BTHK indicated that it had resigned as a result of the Registrant’s inability to provide sufficient documentation to complete the review of the Registrant’s unaudited consolidated financial statements for the period ended June 30, 2012.

During the Registrant’s fiscal years ended December 31, 2010 and December 31, 2011, and the subsequent interim period through the date of BTHK’s resignation, there were no disagreements between the Registrant and BTHK on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of BTHK, would have caused BTHK to make reference to the subject matter of the disagreement in its report on the Registrant’s consolidated financial statements, and there were no reportable events as that term is described in Item 304(a)(1)(v) of Regulation S-K, except as set out below.

In connection with the review of the unaudited consolidated financial statements of the Registrant for the period ended June 30, 2012, BTHK indicated that it did not receive sufficient documentation from the Registrant to be able to confirm that certain so-called spot sales (sales made in connection with trading of electronic components) made by the Registrant satisfied the criteria for revenue recognition under the applicable accounting standards.  BTHK further indicated that it was not able to ascertain whether there are potential tax liabilities in the People’s Republic of China (“PRC”) for such spot sales.  BTHK also stated that it was unable to obtain sufficient documentation from the Registrant to satisfactorily review the use of the personal bank accounts of the Chief Financial Officer and a finance manager of the Registrant to collect certain sub-contracting charges and sales deposits of PRC customers of the Registrant, which the Registrant indicated such personal bank accounts were maintained solely for the Registrant’s use.  In addition to the above-described matters, there were a number of outstanding routine accounting matters for which BTHK asked the Registrant to provide further explanation and documentation which remained unresolved at the end of BTHK’s engagement.

The Registrant provided a copy of the foregoing disclosures to BTHK prior to the date of the filing of this report and requested that BTHK furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the statements in this Report.  BTHK has not yet released to the Registrant such a letter with BTHK’s approval to file the same.

The Registrant is currently interviewing firms to serve as the new registered independent public accountant of the Registrant.  As a result of the resignation of BTHK, the Registrant is updating its prior estimate as to when it will file its Form 10-Q for the quarter ended June 30, 2012. The Registrant previously estimated that it would file the Form 10-Q on or about September 15, 2012.  The Registrant now estimates that it will file the Form 10-Q on or about October 31, 2012 assuming that it is able to engage a new registered independent public accountant in a timely fashion.

Item 9.01     Financial Statements and Exhibits.

(d) Exhibits

None.

SIGNATURES

PURSUANT TO THE REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934, THE REGISTRANT HAS DULY CAUSED THIS REPORT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED THEREUNTO DULY AUTHORIZED.

SINOHUB, INC.

Date: September 12, 2012	By:	/s/ Henry T. Cochran
Henry T. Cochran
Chief Executive Officer

EXHIBIT INDEX

None.